Exhibit (h)1(b)(2)

AMENDMENT NO. 1

TO

PARTICIPATION AGREEMENT

This Amendment No. 1 (the “Amendment”) is made this 18th day of October, 2006 to the Participation Agreement (the “Agreement”), dated May 1, 2003, by and among The Northwestern Mutual Life Insurance Company (the “Company”), Fidelity Distributors Corporation (the “Underwriter”), and each of Variable Insurance Products Fund, Variable Insurance Products Fund II, and Variable Insurance Products Fund III (each referred to hereinafter as the “Fund”).

WHEREAS, the parties wish to amend the Agreement to include additional variable annuity contracts issued by the Company; and

WHEREAS, the parties wish to amend the Agreement to include additional variable life insurance polices issued by the Company out of a new separate account created by the Company;

NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:

1. Schedule A of the Agreement is hereby amended and restated in its entirety to read as follows:

“Schedule A

Separate Accounts and Associated Contracts

Separate Account Name; Date Established by Board of Directors		Contract Form No.	Product Name
Name	Northwestern Mutual Variable Life Account	RR. VLJ. (1298)	RR Series Variable Joint Life
Date	11/23/1983	RR. VEL. (0398)	RR Series Variable Executive Life
		QQ. VCL	QQ Series Variable CompLife
		MM 15	MM Series Variable Whole Life
		MM 16	MM Series Variable Single Premium Life
		MM 17	MM Series Variable Extraordinary Life

Name	Northwestern Mutual Variable Life Account II	TT.CVUL (0107)	TT Series Custom Variable Universal Life
Date	3/22/06	TT.EVUL (0107)	TT Series Executive Variable Universal Life

		TT.SVUL (0107)	TT Series Survivorship Variable Universal Life

Name Date	NML Variable Annuity Account A and NML Variable Annuity Account B 2/14/68

RR.V.A.FB.(1106)

RR.V.A.BK.(0805)

RR.V.A.FR.(0805)

RR.V.B.BK.(0805)

RR.V.B.FR.(0805)

RR.V.B.MSNST.(0805)

RR.V.A.BK.(0704)

RR.V.A.FR.(0704)

RR.V.B.BK.(0704)

RR.V.B.FR.(0704)

RR.V.B.MSNST.(0704)

RR.V.A.BK.(0803)

RR.V.A.FR.(0803)

RR.V.B.BK.(0803)

RR.V.B.FR.(0803)

RR.V.B.MSNST.(0803)

RR.V.A.BK.(032000)

RR.V.A.FR.(032000)

RR.V.B.BK.(032000)

RR.V.B.FR.(032000)

RR.V.B.MSNST.(032000)

RR Series VAs

		QQV.ACCT.A QQV.ACCT.B	QQ Series VAs

		MM V lA MM V 1B MM V 1	MM Series VAs

		LL V 1A LL V 1B LL V 1	LL Series VAs

		KK V 1A KK V 1B KK V 1	KK Series VAs

		JJ V 1A JJ V 1B	JJ Series VAs

Name	NML Variable Annuity Account C	RR.V.C.NE.(1106)	RR Series Network Edition
Date	7/22/70	NPV.1C	NN Series GPA
		MP V 1 C	MM Series GPA
		LL V 1C	LL Series GPA
		KK V 1C	KK Series GPA
		JJ V 1C	JJ Series GPA

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative.

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:	/s/ DONALD G. TYLER
Name:	Donald G. Tyler
Its:	Vice President, IPS Products & New Business Development

VARIABLE INSURANCE PRODUCTS FUND,
VARIABLE INSURANCE PRODUCTS FUND II, and
VARIABLE INSURANCE PRODUCTS FUND III

By:	/s/ CHRISTINE REYNOLDS
Name:	Christine Reynolds
Their:	Treasurer

FIDELITY DISTRIBUTORS CORPORATION

By:	/s/ WILLIAM F. LOEHNING
Name:	William F. Loehning
Its:	Executive Vice President